EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: W. Douglas Benn
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

MORGAN STANLEY GLOBAL CONSUMER CONFERENCE

Calabasas Hills, CA — November 4, 2014 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at the Morgan Stanley Global Consumer Conference in New York City on November 18, 2014 at 9:45 a.m. Eastern Time.

Doug Benn, Executive Vice President and Chief Financial Officer, and Matt Clark, Senior Vice President of Finance and Strategy, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page.  An archive of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 186 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 174 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, seven The Cheesecake Factory® restaurants operate under licensing agreements.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce approximately 70 varieties of quality cheesecakes and other baked products.  In 2014, the Company was named to Fortune magazine’s “100 Best Companies to Work For” list. To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100